Exhibit 10.96

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of [_______ ___], 2017 (the "Effective Date"), by and among (i) MAVERICK MEDICAL GROUP INC., a California professional corporation ("Maverick"), (ii) WARREN HOSSEINION, M.D. (“Seller”); and (iii) APC-LSMA Designated Shareholder Medical Corporation, a California professional corporation ("Purchaser"), with reference to the following facts:

Recitals:

A.       This Agreement is entered into in connection with the Agreement and Plan of Merger, dated as of December 21, 2016 (as it may be amended or supplemented from time to time, the “Merger Agreement”), among Apollo Medical Holdings, Inc., a Delaware corporation (“Parent”), Apollo Acquisition Corp., a California corporation (“Merger Sub”), Network Medical Management, Inc., a California corporation (the “Company”), and Kenneth Sim, M.D. (the “Shareholders’ Representative”).

B.       Seller is the sole shareholder of Maverick and Purchaser desires to purchase from Seller, and Seller desires to sell to Purchaser, all of the issued and outstanding shares of capital stock of Maverick on the terms and conditions as are set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration the receipt and sufficiency of which the parties hereto hereby acknowledge, the parties hereto hereby agree as follows:

Agreement:

1.                  DEFINED TERMS. The following terms shall have the meanings set forth below:

1.1              "Act" means the U.S. Securities Act of 1933, as amended.

1.2              "Action" means any action, appeal, petition, plea, charge, complaint, claim, suit, demand, litigation, arbitration, mediation, hearing, inquiry, investigation or similar event, occurrence, or proceeding.

1.3              "Affiliate" or "Affiliated" with respect to any specified person, means a person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified person. For this definition, "control" (and its derivatives) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a person, whether through ownership of voting equity interests, by contract or otherwise.

1.4              "Enforceable" – a contract is "Enforceable" if it is the legal, valid, and binding obligation of the applicable Person enforceable against such Person in accordance with its terms, except as such enforceability may be subject to the effects of bankruptcy, insolvency, reorganization, moratorium, or other Laws relating to or affecting the rights of creditors, and general principles of equity.

1.5              "Encumbrance" means any charge, encumbrance, security interest, lien, option, adverse claim or restriction.

1.6              "Governmental Body" means any legislature, agency, bureau, department, commission, court, political subdivision, tribunal or other instrumentality of government, whether local or foreign.

1.7              "Knowledge" means with respect to (a) Seller and/or Maverick, the actual knowledge of Seller; and (b) Purchaser, the actual knowledge of Thomas Lam, M.D., as the sole shareholder of Purchaser.

1.8              "Law" means any applicable statute, rule, regulation, administrative requirement, code or ordinance of any Governmental Body, each as amended and now in effect.

1.9              "Liability" or "liable" means any liability or obligation, whether known or unknown, asserted or unasserted, absolute or contingent, matured or unmatured or conditional or unconditional.

1.10          "Material Adverse Change (or Effect)" means any material adverse effect on (i) the business, financial condition or operations of Maverick, or (ii) the ability of Seller and/or Maverick to consummate the sale of the Shares and the other transactions contemplated by this Agreement without material delay; provided that for purposes of this Agreement, there shall not be taken into account in determining whether there has been or would be a Material Adverse Change (or Effect) (i) conditions, events or circumstances, including changes in Law, generally adversely affecting the United States economy, the United States securities markets or the medical or healthcare industry, so long as such conditions, events or circumstances do not materially disproportionately affect Seller and/or Maverick, (ii) changes in generally accepted accounting principles, (iii) actions and omissions of a party hereto taken with the prior written consent of the other parties hereto and (iv) any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism unless the foregoing uniquely affects the parties.

1.11          “Merger” means the transactions contemplated by the Merger Agreement.

1.12          "Permit" means any permit, license, certificate, approval, consent, notice, waiver, franchise, registration, filing, accreditation, or other similar authorization required by any Law or Governmental Body.

1.13          "Person" or "person" means any natural person and shall also refer to any entity, including without limitation a corporation, association, general or limited partnership, estate, trust, governmental agency, or other firm, organization or entity that is legally recognized as a separate person.

1.14          "Tax" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, ad valorem, duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

2.                  PURCHASE AND SALE OF SHARES.

2.1              Shares to be Purchased. Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase and acquire from Seller, at the “Effective Time” (as defined in the Merger Agreement), all of the issued and outstanding shares of capital stock in Maverick such that immediately following the Effective Time, Purchaser shall own one hundred percent (100%) of the aggregate issued and outstanding shares of capital stock of Maverick (the "Shares").

2.2              Purchase Price; Payment. As payment for the Shares, on the Closing Date, Purchaser shall pay to Seller the aggregate sum of One Hundred Dollars ($100) (the "Purchase Price").

2.3              The Closing. The closing (the "Closing") of the purchase and sale of the Shares shall occur concurrently with the closing of the Merger, provided all conditions to the obligations of the parties to consummate the purchase and sale of the Shares have been satisfied or waived (the "Closing Date"). The Closing shall be deemed effective at the Effective Time.

2.4              Deliveries by Seller and Maverick. At the Closing, Maverick and Seller shall execute and deliver, and where applicable, shall cause Apollo Medical Management, Inc. (“AMM”) to execute and deliver, to Purchaser:

(a)               A Termination of Amended and Restated Management Services Agreement, Intercompany Loan Agreement, Subordination Agreement, and Physician Shareholder Agreement in the form attached hereto as Exhibit B (the “Termination Agreement”), which Termination Agreement shall become effective at the Effective Time, and (ii) evidence reasonably satisfactory to Purchaser of the forgiveness by AMM of any amounts owed by Maverick under the Intercompany Loan Agreement;

(b)               the original stock certificate(s) representing the Shares, duly endorsed in blank or accompanied by transfer powers, together with the Maverick stock certificate and minute book containing all of the original and unissued stock certificates of Maverick;

(c)               written resignation of Seller from any position as a director, officer or employee of Maverick;

(d)               a certificate executed by Seller in his personal capacity and as an officer of Maverick confirming (i) the accuracy of their respective representations and warranties as of the Closing Date; and (ii) the performance of and compliance with their respective covenants and obligations to be performed or complied with at or prior to the Closing Date;

(e)               a duly completed Form W-9 for Seller; and

(f)                such other documents or instruments as the Purchaser or its counsel shall reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement.

2.5              Deliveries by Purchaser. At the Closing, Purchaser shall execute and deliver, and where applicable, shall cause its Affiliate to execute and deliver, to Seller:

(a)               The Purchase Price by check or in immediately available funds;

(b)               the Termination Agreement and the Termination Payment (as such term is defined in the Termination Agreement) to AMM, as required by the terms of the Termination Agreement;

(c)               a certificate executed by Purchaser confirming (i) the accuracy of its representations and warranties as of the Closing Date; and (ii) the performance of and compliance with its covenants and obligations to be performed or complied with at or prior to the Closing Date; and

(d)               such other documents or instruments as Seller or Maverick or its respective counsel shall reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement..

3.                  REPRESENTATIONS AND WARRANTIES OF PURCHASER. To induce Seller's acceptance of this Agreement, Purchaser hereby certifies, represents and warrants to Seller and Maverick as follows, which representations and warranties shall each be deemed restated by Purchaser as of the Closing Date:

3.1              Organization. Purchaser is a professional corporation duly incorporated and existing in good standing under the laws of the State of California. Purchaser is permitted under California law to own shares in a professional corporation.

3.2              Power and Authority. Purchaser has the requisite power and authority to enter into this Agreement and any related agreements contemplated hereunder and thereunder, to carry out its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, and each such agreement constitutes a valid and legally binding obligation of Purchaser Enforceable against Purchaser in accordance with its respective terms. The execution, issuance and delivery of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action, and no further consent or authorization of Purchaser or any other party is required. This Agreement has been duly executed and delivered by Purchaser.

3.3              No Violation. The execution and delivery by Purchaser of this Agreement and the documents contemplated in Section 2.5 above, and the performance of its obligations hereunder and thereunder will not (a) to the Knowledge of Purchaser, breach any Law to which Purchaser is subject, (b) breach any provision of the organizational documents of Purchaser, (c) breach any contract or permit to which Purchaser is a party or (d) require any consent by any party other than Purchaser. No consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to the Purchaser in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

3.4              Absence of Certain Business Practices.

(a)               To the Knowledge of Purchaser, neither Purchaser nor any of its respective current or former officers, directors, managers, employees, equityholders, contractors or Affiliates have engaged in any of the following in connection with Purchaser’s business and/or with respect to any payor for medical services: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment with the intent to fraudulently secure such benefit or payment; or (iv) presenting or causing to be presented a claim to any individual, third party payor, or other entity for designated health services provided pursuant to a prohibited referral.

(b)               To the Knowledge of Purchaser, neither Purchaser nor any of its respective current or former officers, directors, managers, employees, equityholders, contractors, Affiliates or persons with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R. §420.201): (i) have had a civil monetary penalty assessed against it, him or her pursuant to 42 U.S.C. §1320a-7a or the state equivalent thereto; (ii) have been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b); (iii) have been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or the state equivalents thereto; or (iv) have been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or the state equivalent thereto or qui tam action brought pursuant to 31 U.S.C. §3729 et seq. or the state equivalent thereto.

3.5              Investment Purpose. Purchaser is acquiring the Shares solely for the benefit of Allied Physicians California IPA for investment purposes and not with a view to, or for offer or sale in connection with, any distribution thereof. Purchaser acknowledges that the Shares are not registered under the Act or any state securities laws, and that the Shares may not be transferred or sold except pursuant to the registration provisions of the Act or pursuant to an applicable exemption therefrom and subject to state securities laws and regulations, as applicable.

3.6              Disclosure of Information. Purchaser has had an opportunity to discuss Maverick’s business, management, financial affairs and the terms and conditions of the offering of the Shares with Seller and Maverick.

3.7              Accredited Investor. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

4.                  REPRESENTATIONS AND WARRANTIES OF SELLER AND MAVERICK. Seller and Maverick hereby jointly and severally represent and warrant to Purchaser as follows, which representations and warranties shall each be deemed restated by Seller and Maverick as of the Closing Date:

4.1              Organization and Qualification. Maverick is a professional corporation duly incorporated and existing in good standing under the laws of the State of California and has the requisite corporate power to own its properties and to carry on its business as now being conducted.

4.2              Capitalization and Voting Rights. Seller is the sole owner of all of the issued and outstanding shares of capital stock of Maverick. All of such shares are duly and validly authorized and issued, fully paid and nonassessable. Neither Seller nor Maverick is a party or subject to any agreement or understanding, and there is no agreement or understanding with any other persons and/or entities, which relates to the voting or giving of written consents with respect to any shares of capital stock of Maverick. There is only one class of capital stock of Maverick, which is common stock. Upon consummation of the transactions contemplated by this Agreement, Purchaser will acquire good and valid title to the Shares, free and clear of any Encumbrances.

4.3              Authorization. (i) Each of Seller and Maverick has the requisite power and authority to enter into and perform under this Agreement and any related agreements contemplated hereunder and thereunder, to carry out their respective obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby, and each such agreement constitutes a valid and legally binding obligation of Seller and Maverick, as applicable, Enforceable against Seller and/or Maverick, as applicable, in accordance with their respective terms; (ii) the execution, issuance and delivery of this Agreement by Seller and Maverick and the consummation by them of the transactions contemplated hereunder have been duly authorized by all necessary action, and no further consent or authorization of Seller, Maverick and/or any other party is required, and (iii) this Agreement has been duly executed and delivered by Seller and Maverick.

4.4              No Violation. The execution and the delivery by Seller and/or Maverick, as applicable, of this Agreement and the documents contemplated in Section 2.4 above, and the performance of their respective obligations hereunder and thereunder will not (a) to the Knowledge of Maverick, breach any Law to which Seller and/or Maverick is subject; (b) breach any provision of the organizational documents of Seller and/or Maverick; (c) breach any contract or permit to which Seller and/or Maverick is a party; or (d) require any consent by any party other than Maverick and Seller. Except for required filings with the California Department of Managed Health Care, no consent, approval, permit, governmental order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Seller and/or Maverick in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. The copies of Maverick's organizational documents that were provided to Purchaser are accurate and complete and reflect all amendments made through the date hereof. Maverick's minute books and other records made available to Purchaser for review reflect all material actions taken and authorizations made at meetings of Maverick's shareholders, directors or any committees thereof.

4.5              Financial Statements; Corrective Action Plans. Purchaser has been provided or shall be provided within ten (10) business days following the execution of this Agreement, true and correct copies of the most recent internally prepared, preliminary financial statements and audited financial statements of Maverick, including, without limitation, Maverick’s filings with the California Department of Managed Health Care (the “DMHC”) as a risk bearing organization (“RBO”) (collectively the "Financial Statements"), and any corrective action plans related thereto (“CAPs”). A true and correct copy of any currently outstanding or pending CAPs is attached hereto as Schedule 4.5. The Financial Statements have been prepared on a consistent basis throughout the periods covered thereby, subject to year-end adjustments including adjustments for depreciation and present fairly in all material respects the results of operations of Maverick for such period, are correct and complete, and are consistent with the books and records of Maverick.

4.6              Subsequent Events. Since the date of its most recent Financial Statements (“Most Recent Financial Statements Date”), Maverick has operated in the ordinary course of business and there has not been any:

(a)               event, situation or occurrence that individually or in the aggregate has had a Material Adverse Effect;

(b)               any increase in the compensation or fringe benefits payable or to become payable to any executive officer of Maverick;

(c)               any amendments, alterations or modification in the terms of any currently outstanding Shares and Maverick has not sold or otherwise issued any equity interests;

(d)               any material change in the character of Maverick's business, properties or assets;

(e)               loan or advance to or other such agreement with any of its shareholders, officers, employees, agents, consultants or other representatives;

(f)                damage, destruction or loss with respect to any of the properties or assets of Maverick that would reasonably be expected to have a Material Adverse Effect;

(g)               sale, lease, transfer, or assignment of any assets;

(h)               amendment, modification or change (or authorization thereof) to any of the organizational documents of Maverick;

(i)                 event, incident, action, failure to act, or transaction with respect to Maverick outside the ordinary course of business; and Maverick has not committed to any of the foregoing; and/or

(j)                 any agreement to do, cause or suffer any of the foregoing.

4.7              Liabilities. To Maverick's Knowledge, Maverick has no Liability, except for (a) Liabilities quantified on the face of the Financial Statements or disclosed in any notes thereto and not heretofore paid or discharged, and (b) Liabilities that have arisen after the Most Recent Financial Statements Date in the ordinary course of business which, individually or in the aggregate are not material and are of the same character and nature as Liabilities quantified on the face of the Financial Statements or disclosed in any notes thereto.

4.8              Legal Compliance. To Maverick's Knowledge, it has complied in all material respects with all Laws applicable to its operations. Except in connection with any outstanding or pending CAPs attached hereto as Schedule 4.5, no Action is pending or, to Maverick's Knowledge, threatened against it alleging any failure to so comply. To Maverick's Knowledge, no material expenditures are, or based on applicable Law, will be required of Maverick for it and its business and operations to remain in compliance with applicable Law. Maverick has all Permits that are required for the conduct of its business as presently conducted, all such Permits are in full force and effect and no suspension or cancellation is threatened. Except in connection with any outstanding or pending CAPs attached hereto as Exhibit 4.5, Maverick has not received, and to the Knowledge of Maverick, no employee of Maverick has ever received, any notice or other communication (in writing or otherwise) from any governmental body or any other person regarding (i) any actual or alleged violation of or failure to comply with any term or requirement of any permit on the part of Maverick or relating to its business or assets, or (ii) any actual, or threatened revocation, withdrawal, suspension, cancellation, termination or modification of any governmental authorization held by Maverick or relating to its business or assets. Maverick is currently certified for participation in the Medicare and Medi-Cal programs, and is in good standing thereunder.

4.9              Tax Matters. Since its inception, Maverick has been a "C-corporation" for federal income tax purposes as provided in Chapter 1, Subchapter C of the Internal Revenue Code. Except with respect to liens for taxes not yet due, there are no liens for Taxes upon the properties or assets of Maverick.

4.10          Real Property. Maverick does not own any real property or interest therein.

4.11          Contracts. Maverick has provided to Purchaser or made available to Purchaser for inspection, copies of all material contacts of Maverick. Maverick is not in breach or violation of any contract, or in default with respect thereto, except for breaches or defaults that would not, individually or in the aggregate, have a Material Adverse Effect, taken as a whole. Except as set forth on Schedule 4.11, none of the contracts of Maverick contain any provisions that upon a change in ownership of Maverick would have a Material Adverse Effect on Maverick or such contract.

4.12          Litigation. Maverick is not subject to any outstanding order, and is not a party to, or, to Maverick’s Knowledge, the subject of, or threatened to be made a party to or the subject of, any Action.

4.13          Employees. No individual will accrue or receive material additional benefits, services or accelerated rights to payment of benefits as a result of the transactions contemplated by this Agreement other than as provided under the Merger Agreement. Maverick has not advised its employees (in writing or otherwise) that it intends or expects to establish or sponsor any employee benefit plan or to provide or make available any fringe benefit or other benefit of any nature in the future, other than existing plan benefits.

4.14          No Related Party Transactions. Except for that certain Amended and Restated Management Services Agreement dated as of March 28, 2014 (and the management services agreement effective February 1, 2013, which was amended and restated by the foregoing), between Maverick and Apollo Medical Management, Inc., since Maverick's inception, and except as set forth on Schedule 4.14 attached hereto, (a) no Affiliate or Affiliated party has had any direct or indirect interest of any nature in any asset used in or otherwise relating to Maverick's business; and (b) no Affiliate or Affiliated party has entered into, or has had any direct or indirect financial interest in, any contract, transaction or business dealing of any nature involving Maverick.

4.15          Absence of Certain Business Practices.

(a)               To the Knowledge of Seller, neither Maverick nor any of its respective current or former officers, directors, managers, employees, equityholders (including, without limitation, Seller), contractors or Affiliates have engaged in any of the following in connection with Maverick’s business and/or with respect to any payor for medical services: (i) making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment; (ii) making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment; (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment with the intent to fraudulently secure such benefit or payment; or (iv) presenting or causing to be presented a claim to any individual, third party payor, or other entity for designated health services provided pursuant to a prohibited referral.

(b)               To the Knowledge of Seller, neither Maverick nor any of its respective current or former officers, directors, managers, employees, equityholders (including, without limitation, Seller), contractors, Affiliates or persons with a "direct or indirect ownership interest" (as that phrase is defined in 42 C.F.R. §420.201): (i) have had a civil monetary penalty assessed against it, him or her pursuant to 42 U.S.C. §1320a-7a or the state equivalent thereto; (ii) have been excluded from participation in a Federal Health Care Program (as that term is defined in 42 U.S.C. §1320a-7b); (iii) have been convicted (as that term is defined in 42 C.F.R. §1001.2) of any of those offenses described in 42 U.S.C. §1320a-7b or 18 U.S.C. §§669, 1035, 1347, 1518 or the state equivalents thereto; or (iv) have been involved or named in a U.S. Attorney complaint made or any other action taken pursuant to the False Claims Act under 31 U.S.C. §§3729-3731 or the state equivalent thereto or qui tam action brought pursuant to 31 U.S.C. §3729 et seq. or the state equivalent thereto.

4.16          Maverick IPA-Bay Area. Maverick IPA-Bay Area, A Medical Corporation does not conduct any business.

5.                  RELIANCE ON REPRESENTATIONS; SURVIVAL. Each party hereto understands that the other party is relying on the truth and accuracy of the representations and warranties made herein by such party in entering into this Agreement. All of the representations, warranties, covenants and agreements of the parties hereto shall survive the execution and delivery of this Agreement and the delivery of the Shares for a period of two (2) years following the Closing Date, and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of any other party. Notwithstanding anything to the contrary set forth in this Agreement, Seller’s aggregate liability for any damages, losses, obligations, liabilities, costs or other expenses under this Agreement shall not exceed the Purchase Price.

6.                  PRE-CLOSING COVENANTS. The parties agree as follows with respect to the period between the Effective Date and the Closing Date:

6.1              Operation of Business. Without the prior written consent of Purchaser, Maverick will not engage in any practice, take any action, or enter into any transaction outside the ordinary course of business or engage in any practice, take any action, or enter into any transaction that would result in any of the events described in Section 4.6.

6.2              Preservation of Business. Maverick will keep its business and properties substantially intact, including with respect to its operations, physical facilities, and working conditions, and relationships with lessors, licensors, suppliers, and employees.

6.3              Reasonable Access. Maverick will permit representatives of Purchaser to have reasonable access at all reasonable times, and upon at least 48 hours advance notice, and in a manner so as not to interfere unreasonably with the normal business operations of Maverick, and subject to reasonable restrictions relating to confidentiality and applicable Law, to all premises, properties, personnel, books, records, Contracts, and documents pertaining to Maverick and will furnish copies of all such books, records, Contracts and documents and all financial, operating and other data, and other information as Purchaser may reasonably request provided, however, that no investigation pursuant to this Section will affect any representations or warranties made herein.

7.                  CLOSING CONDITIONS.

7.1              General Conditions. The obligations of the parties to effect the Closing shall be subject to the following conditions unless waived in writing by Seller and Purchaser:

(a)               No Law or Orders. No Law or order shall have been enacted, entered, issued or promulgated (and be in effect) which prohibits the consummation of the sale of the Shares and/or the ownership of the Shares by the Purchaser.

(b)               Legal Proceedings. No legal proceedings shall have been initiated to restrain or prohibit the sale of the Shares or force rescission, unless such legal proceedings shall have been withdrawn and abandoned prior to the time which otherwise would have been the Closing Date and there shall not have been any Law or order which would impose any material limitation on the ability of Maverick or Purchaser to conduct its business and own its assets and properties, following the Closing.

7.2              Conditions Precedent to Obligation of Purchaser. Purchaser's obligation to consummate the purchase of the Shares is subject to the satisfaction on or prior to the Closing Date of each condition precedent listed below, any of which may be waived in writing by Purchaser.

(a)               Accuracy of Representations and Warranties. All representations and warranties of Seller and Maverick herein must have been accurate and complete in all material respects on the date when made and on the Closing Date with the same effect as if made on and as of the Closing Date.

(b)               Compliance with Obligations. Seller and Maverick must have performed and complied in all material respects with all of their respective covenants to be performed or complied with at or prior to the Closing.

(c)               No Material Adverse Change. Since the date hereof, there must have been no event, series of events or the lack of occurrence thereof which, singularly or in the aggregate, has had a Material Adverse Effect on the business and operations of Maverick.

(d)               Merger Conditions Satisfied. All of the conditions precedent to the Closing of the Merger under Article VI of the Merger Agreement shall have been satisfied or waived by the applicable party.

7.3              Conditions Precedent to Obligation of Seller. Seller's obligation to consummate the sale of the Shares is subject to the satisfaction on or prior to the Closing Date of each condition precedent listed below, any of which may be waived in writing by Seller.

(a)               Accuracy of Representation and Warranties. All representations and warranties of the Purchaser herein must have been accurate and complete in all material respects on the date when made and on the Closing Date with the same effect as if made on and as of the Closing Date.

(b)               Compliance with Obligations. Purchaser must have performed and complied in all material respects with all of its covenants to be performed or complied with at or prior to Closing.

(c)               Merger Conditions Satisfied. All of the conditions precedent to the Closing of the Merger under Article VI of the Merger Agreement shall have been satisfied or waived by the applicable party.

8.                  TERMINATION.

8.1              This Agreement shall automatically terminate upon the termination of the Merger Agreement. In addition, the parties may terminate this Agreement as provided below:

(a)               The parties may terminate this Agreement by mutual written consent at any time prior to the Closing; or

(b)               Purchaser may terminate this Agreement prior to the Closing if any of the conditions provided for in Section 7.1 or 7.2 of this Agreement shall become incapable of fulfillment, or Maverick and/or Seller is in material breach of any of its respective covenants, representations or warranties contained in this Agreement and such breach is not cured within twenty (20) business days after notice by Purchaser (other than as a result of a breach of this Agreement by Purchaser); or

(c)               Seller may terminate this Agreement prior to the Closing if any of the conditions provided for in Section 7.1 or 7.3 hereof shall become incapable of fulfillment, or Purchaser is in material breach of any of its covenants, representations or warranties contained in this Agreement and such breach is not cured within twenty (20) business days after notice by Seller (other than as a result of a breach of this Agreement by Maverick and/or Seller).

8.2              Effect of Termination. If this Agreement is terminated under this Section 8, then all further obligations of the parties under this Agreement will terminate.

9.                  MISCELLANEOUS PROVISIONS.

9.1              Drafting. The parties do not intend that the presumptions of laws or rules relating to the interpretation of contracts against the drafter of any particular clause should be applied to this Agreement or any ancillary agreement and therefore waive their effects. The parties hereto have had opportunity to consult independent legal counsel of their choosing and either have done so or have intentionally decided not to consult a lawyer.

9.2              Public Announcements. Any public announcement, press release or similar publicity with respect to this Agreement or the transactions contemplated herein will be issued, if at all, at such time and in such manner as the parties shall mutually agree, except as either party may determine is required by applicable Law, including SEC requirements, court process or by obligations of a party or its Affiliate with respect to any securities exchange or stock market. Except with the prior consent of the other parties, or except as either party may determine is required by applicable Law, including SEC requirements, court process or by obligations of a party or its Affiliate with respect to any securities exchange or stock market, none of the parties hereto shall disclose (and shall cause its shareholders and representatives not to disclose) to any person any information about the transactions contemplated in this Agreement, including the status of such discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms thereof or the related documents (including this Agreement).

9.3              Further Action. Each party hereto agrees to perform any further acts and to execute any documents which may be reasonably necessary to carry out the provisions of this Agreement.

9.4              Notice. All notices, requests, demands or other communications required or permitted to be given under this Agreement shall be in writing and shall be delivered to the party to whom notice is to be given either (i) by personal delivery (in which case such notice shall be deemed to have been duly given on the date of delivery), (ii) by next business day air courier service (e.g., Federal Express or other similar service) (in which case such notice shall be deemed given on the business day following deposit with the air courier service), or (iii) by United States mail, first class, postage prepaid, registered or certified, return receipt requested (in which case such notice shall be deemed to have been duly given on the third (3rd) day following the date of mailing), and properly addressed as follows:

If to Seller:

Warren Hosseinion, M.D.

700 N. Brand Boulevard, Suite 1400
Glendale, CA 91203

If to Maverick:

Maverick Medical Group, Inc.

700 N. Brand Boulevard, Suite 1400
Glendale, CA 91203

Attn: Warren Hosseinion, M.D.

If to Purchaser: APC-LSMA Designated Shareholder Medical Corporation 1668 S. Garfield Ave., 2nd Floor Alhambra, CA 91801 Attn: CEO

9.5              Parties in Interest. This Agreement shall be binding upon the heirs, executors, administrators, assigns and successors in interest of the parties hereto. This Agreement is intended only for the benefit of the parties hereto and not for the benefit of any other third party and shall not be deemed to give any rights or remedies to any other third party whether referred to herein or not; provided, however, that (i) Parent shall be an express third-party beneficiary of all rights and remedies of Maverick and Seller hereunder, and (ii) NMM shall be an express third-party beneficiary of all rights and remedies of Maverick and Purchaser hereunder.

9.6              Section Headings. Headings at the beginnings of sections or subsections of this Agreement are solely for the convenience of the parties and shall not be deemed to be a limitation upon or to affect the construction or interpretation of any such section or subsection.

9.7              Invalid Provisions. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable Law, such provision shall be ineffective only to the extent of such prohibition or invalidity in such jurisdictions without invalidating the remainder of such provision or the remaining provisions of this Agreement.

9.8              Entire Agreement: Amendment. This Agreement, together with the exhibits and schedules attached to this Agreement and the other instruments and documents delivered in connection with this Agreement constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof, and supersede any and all prior written and oral agreements concerning the subject matter contained herein and therein. No party shall be liable or bound to any other party in any manner by any warranties, representations or covenants except as specifically set forth in this Agreement or therein. This Agreement may be modified or amended only by a written instrument executed by all of the parties hereto.

9.9              Governing Law. This Agreement shall be interpreted and governed by the internal laws of the State of California.

9.10          Dispute Resolution. In the event of any controversy or dispute related to or arising out of this Agreement (whether sounding in contract or tort, and whether or not involving equitable or extraordinary relief), including, without limitation, any dispute with respect to the Purchase Price, the parties agree to meet and confer in good faith to attempt to resolve the controversy or dispute without an adversary proceeding. If the controversy or dispute is not resolved to the mutual satisfaction of the parties within five (5) business days of notice of the controversy or dispute, as such period may be extended by mutual agreement of the parties, the parties agree to waive their rights, if any, to a jury trial, and to submit the controversy or dispute as a general reference to a retired judge or justice pursuant to Section 638 et seq. of the California Code of Civil Procedure, or any successor provision, for resolution in accordance with Chapter 6 (References and Trials by Referees), of Title 8 of Part 2 of the California Code of Civil Procedure, or any successor chapter. The parties agree that the only proper venue for the submission of claims is the County of Los Angeles, California, and that the hearing before the referee shall be concluded within nine (9) months of the filing and service of the complaint. The parties reserve the right to contest the referee's decision and to appeal from any award or order of any court. The prevailing party in any such proceeding shall be entitled to recover reasonable attorneys' fees and costs from the non-prevailing party.

9.11          Specific Performance. The parties acknowledge that money damages for breach of this Agreement would be an inadequate remedy in light of the facts that Maverick and Purchaser are closely held and the opportunity to participate in this transaction is unique. Therefore, the parties agree the provisions of this Agreement shall be specifically enforceable.

9.12          Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. In lieu of the original agreement, a facsimile transmission or copy of the original shall be as effective and enforceable as the original.

9.13          No Inducement to Refer. Nothing contained in this Agreement will require either party to refer any patients to the other party. The parties enter into this Agreement with the intent of conducting their relationship in full compliance with applicable federal, state and local law, including the Medicare/Medicaid Anti-Fraud and Abuse Amendments and the Physician Ownership and Referral Act (commonly known as the Stark Law). Notwithstanding any unanticipated effect of any of the provisions herein, neither party will intentionally conduct itself under the terms of this Agreement in a manner to constitute a violation of these provisions.

[Signatures continued on next page]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Effective Date.

"Seller"		"Purchaser"

WARREN HOSSEINION, M.D., Individually		APC-LSMA DESIGNATED SHAREHOLDER MEDICAL CORPORATION

Signed:
By:
		Name:	Thomas Lam, MD.
"Maverick"		Title:	President

MAVERICK MEDICAL GROUP, INC.

By:
Name:	Warren Hosseinion, M.D.
Title:	President

Exhibit A

TERMINATION OF

AMENDED AND RESTATED MANAGEMENT SERVICES AGREEMENT, INTERCOMPANY LOAN AGREEMENT, SUBORDINATION AGREEMENT, AND PHYSICIAN SHAREHOLDER AGREEMENT

Schedule 4.5

OUTSTANDING CORRECTIVE ACTION PLANS

Schedule 4.11

CHANGE IN OWNERSHIP CONTRACTS

Schedule 4.14

RELATED PARTY TRANSACTIONS